AT THE COMPANY
Hande Tuney, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
SECOND QUARTER 2008 FINANCIAL RESULTS

New York, NY – August 7, 2008 – Centerline Holding Company (NYSE: CHC) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, an alternative asset manager focused on real estate funds and financing, today announced financial results for the second quarter and six months ended June 30, 2008.

Second Quarter Highlights:

•
Adjusted Earnings (Loss) Per Share (“Adjusted EPS”)(a) was $(0.14) for the three months ended June 30, 2008, as compared to Adjusted EPS of $0.17 for the three months ended June 30, 2007;  Adjusted EPS, excluding certain non-cash items, was $(0.18) for the three months ended June 30, 2008 as compared to Adjusted EPS, excluding certain non-cash items of $0.18 for the three months ended June 30, 2007.  Net (Loss) Income per diluted share was  $(0.19) for the three months ended June 30, 2008, as compared to Net Income per diluted share of $0.06 for the three months ended June 30, 2007;

•	Expanded direct Assets Under Management (“AUM”) – AUM grew to over $14.2 billion, an increase of 18.4% over the first quarter of 2008 and 36.0% over the second quarter of 2007;

•	Centerline generated positive operating cash flows of $3.6 million through June 30, 2008, as compared to negative $150.4 million in the first quarter of 2008;

•
Centerline agreed with Nomura Credit and Capital, Inc. (“Nomura”), a subsidiary of Nomura Holding America Inc., to act as collateral manager for two commercial real estate collateralized debt obligation entities (CRE CDOs) created by Nomura; Centerline hired staff from a Nomura affiliate to help fulfill the role of managing the new assets and is positioned to build a stronger commercial loan origination pipeline for the Company’s Commercial Real Estate Group;

•	Centerline provides asset management services for a commercial real estate portfolio held on Nomura’s balance sheet;

•	Originated and delivered over $323.9 million of multifamily loans on behalf of Fannie Mae and Freddie Mac within the Commercial Real Estate Group;

•	Raised $21.0 million of capital for the Affordable Housing Group’s low-income housing tax credit (“LIHTC”) funds;

•
Maintained strong credit performance in Fannie Mae and Freddie Mac servicing portfolio; at June 30, 2008, four loans with an outstanding balance of $23.9 million were delinquent, representing 0.27% of our $8.8 billion agency servicing portfolio;

•
Delinquencies within the commercial mortgage-backed securities (“CMBS”) servicing portfolio stayed at all time lows; at June 30, 2008, Centerline was the named special servicer on a portfolio of over $116.5 billion and $302.2 million was delinquent, representing 0.26% of the entire servicing portfolio, as compared to the industry average of 0.49% as reported by Trepp.

(a)	See footnote (2) and the third table on the Selected Financial Data for a reconciliation of GAAP net income (loss) to Adjusted EPS.

Marc D. Schnitzer, Chief Executive Officer and President of Centerline said, “While our earnings performance for the second quarter of 2008 fell short of expectations, a situation largely driven by continued challenging and volatile capital markets, we are pleased that our business operations continue to be solid. Current market headwinds that have spread beyond just financial services to most industry sectors are generating significant investor uncertainty that has adversely impacted our earnings.”

Mr. Schnitzer continued, “We attribute our relative resilience to the fact that we have successfully transformed ourselves into an alternative asset manager, with more steady and recurring revenues from asset management fees, as opposed to revenues reliant on spread income from our bond portfolio. We have increased our assets under management by forming an agreement with Nomura to act as collateral manager of two CDOs comprising over $1.4 billion of loans and to provide asset management services for a $767.8 million loan portfolio held by Nomura.  As a result, we exceeded our projected 10 percent AUM increase for the year by the second quarter of 2008, increasing our AUM to $14.2 billion, or by 18 percent.  At the same time, we took defensive action at the end of last year to withstand market turbulence and de-levered our balance sheet at the end of last year with the re-securitization of our bond portfolio with Freddie Mac.  Our core businesses continue to demonstrate strength. In the second quarter of 2008, we originated and delivered some of the largest multifamily loans in our history through agency executions. We continued to raise equity capital in our affordable housing business. And, to further enhance our financial position, we implemented several expense reduction measures and made scheduled repayments of our corporate term loan in the second quarter of 2008. Most importantly, we remain a low-leveraged company and the credit quality of our assets remains strong.”

Financial Highlights

The table below summarizes Centerline’s financial highlights for the three and six months ended June 30, 2008.

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except per share data)	2008	2007	% Change	2008	2007	% Change
Revenues	$129,774	$135,064	(3.9)%	$263,961	$252,229	4.7%
Revenues as adjusted (1)	$65,127	$93,200	(30.1)%	$131,336	$179,045	(26.6)%
Expenses	$153,312	$143,067	7.2%	$315,761	$308,309	(2.4)%
Expenses as adjusted(1)	$79,018	$89,536	(11.7)%	$174,717	$206,830	(15.5)%
Other items	$21,164	$12,670	67.0%	$28,836	$43,056	(33.0)%
Other items as adjusted(1)	$11,517	$1,003	N/M	$20,417	$14,761	38.1%
Income tax benefit (provision)	$45	$313	(85.6)%	$(1,004)	$3,259	(130.8)%
Net (Loss) Income	$(2,329)	$4,980	(146.8)%	$(23,968)	$(9,765)	145.4%
Adjusted Net Income (Loss) (2)	$536	$10,990	(95.1)%	$(17,226)	$2,268	(859.5)%
Adjusted Net (Loss) Income (excluding certain non-cash items)(2)(3)	$(3,763)	$11,502	(132.7)%	$(2,549)	$18,917	(113.5)%
Per Share Data (diluted):
Net (Loss) Income	$(0.19)	$0.06	(416.7)%	$(0.93)	$(0.21)	(342.9)%
Adjusted EPS (2)	$(0.14)	$0.17	(182.4)%	$(0.80)	$—	(100.0)%
Adjusted EPS (excluding certain non-cash items) (2)(3)	$(0.18)	$0.18	(200.0)%	$(0.25)	$0.28	(189.3)%

(1) Adjusted to exclude Consolidated Partnerships. See footnote (1) to the Selected Financial Data and “Adjusted Revenues” below for a discussion of the use of Adjusted Revenues.
(2) See footnote (2) and the fourth table on the Selected Financial Data for a reconciliation of GAAP net income (loss) to Adjusted EPS.
(3) See Selected Financial Data for a description of the non-cash items and their impact on earnings per share.
N/M=Not meaningful.

The decline in adjusted revenues in the second quarter and six months ended June 30, 2008 as compared to the second quarter and six months ended June 30, 2007, is driven primarily by the decrease in mortgage revenue bond interest income due to a smaller portfolio balance following our bond re-securitization transaction in December of 2007.  This decline is partially offset by interest income on the residual certificates the Company retained from the transaction and a substantial decline in the Company’s interest expense during those periods.

Interest expense declined 78.8% and 42.2% for the second quarter and six months ended June 30, 2008, respectively, as compared to the comparable periods in 2007.  The decline in interest expense reflects the lower amount of average debt outstanding, which resulted from debt repaid with our bond re-securitization in December 2007 and significantly lower corporate debt.  The decrease also reflects non-cash income of $15.5 million from the change in value of free-standing derivatives.  The 2008 year-to-date period includes $6.0 million of non-cash income for the change in value of free-standing derivatives, which is net of similar non-cash expense in the first quarter.  Offsetting this net decrease was an increase related to new facilities established in December 2007.

Salaries and benefits declined 10.9% and 20.5% in the second quarter and six months ended June 30, 2008, respectively, as compared to the same periods in 2007.  The decline is attributable primarily to (i) lower share-based compensation expense for shares issued in connection with our acquisition of ARCap in August 2006 (the 2007 year-to-date period included $9.2 million relating to amortization of these shares compared to amortization of $2.5 million in the 2008 period); (ii) a year-to-date reduction of $4.9 million in promote-sharing compensation related to the CMBS funds we sponsor (due to a lower projected level of incentive income to the Company); and (iii) lower severance charges in the 2008 periods ($2.7 million of year-to-date severance charges in 2007 compared to $0.8 million in 2008).

Other general and administrative expenses increased 27.6% and 4.8% in the second quarter and six months ended June 30, 2008, respectively, as compared to the same periods in 2007.  The increase is primarily attributable to (i) an increase of $1.9 million in rent expense related to our new office headquarters in the second quarter and six months periods; (ii) an increase of $1.7 million year-to-date ($0.5 million for the quarter) related to an increase in professional fees, particularly audit and legal costs; (iii) $0.4 million of additional structuring fees paid monthly to Natixis Capital Markets Inc. by Centerline Financial Holdings LLC, a parent company of Centerline Financial LLC, Centerline’s Credit Risk Products Group, following the achievement of its counterparty rating to pursue its business expansion.  Partially offsetting the year-to-date increases was $5.5 million reserve recorded in the first quarter of 2007 against advances made to our affordable housing investment funds with no similar charge in the 2008 periods.

Adjusted Revenues

Centerline’s operating results include the results of LIHTC Fund Partnerships consolidated pursuant to FASB Interpretation 46 ( R ) or similar accounting pronouncements, as well as other LIHTC Fund and Property Partnerships we control, but in which we have little or no equity interest.  As Centerline has virtually no equity interest in these partnerships, the net losses they generated were allocated almost entirely to their investors.  The consolidation, therefore, has an insignificant impact on net income (loss), although certain Centerline revenues are eliminated in consolidation and revenues and expenses of the consolidated partnerships are reflected in the income statement.

We also consolidate a number of funds which we manage that invest in CMBS and re-securitization trusts (“CMBS Fund Partnerships”) and a High-Yield Debt Investment fund.  We maintain an equity interest in each of these funds and participate in the profits they generate.

As many of our revenues are eliminated when consolidating these partnerships, we are presenting our revenues adjusted to exclude the impact of the consolidation.

Shareholders’ Equity and Adjusted Shareholders’ Equity

During the six months ended June 30, 2008, the Company’s level of shareholders’ equity declined significantly from the December 31, 2007, level.  The decrease was due primarily to the declining fair values of investments that are marked-to-market each reporting period, both those owned by the Company or those held by the funds it manages.  As the markets for many of these investments have continued the trend from last year and become less liquid during 2008, the decline in fair value has resulted in significant unrealized losses that reduce shareholders’ equity.

Similar to the presentation described above under Adjusted Revenues, we are also presenting our shareholders’ equity adjusted to exclude the impact of consolidated partnerships.  The substantial difference between the “as reported” and “as adjusted” amounts reflects the unrealized losses on mark-to-market investments in our consolidated partnerships, a large portion of which reduces our shareholders’ equity only because we consolidate the funds.  In the six months ended June 30, 2008, the decline in shareholders’ equity caused by consolidation of these funds was approximately $260 million. If the losses ultimately were to be realized, we would absorb only the portion corresponding to our co-investment (between 5% and 25%).  The “as adjusted” amount excludes the unrealized losses in excess of our proportionate share.

In addition, during 2008, the holders of many of the Company’s Convertible CRA shares executed agreements whereby they may redeem the shares for their original issue price.  As a result, shareholders’ equity was reduced by $14.0 million during the six months ended June 30, 2008, to (i) reclassify the shares as mezzanine equity; (ii) reflect the difference between the carrying amount of the shares and their fair values at the date the agreements were executed; and (iii) record amortization of the difference between the fair value and the ultimate redemption amounts.

Centerline Second Quarter 2008 Business Groups Activity Summary:

Affordable Housing

	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
Capital Raised	(in thousands)
LIHTC Funds	$21,043	$121,945

At June 30, 2008, Centerline’s Affordable Housing Group’s AUM was $9.8 billion, an increase of 10.3% over AUM as of June 30, 2007.

Commercial Real Estate

	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
Capital Deployed	(in thousands)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$323,908	$556,507
Conduit/Other Loan Originations	—	11,000
Collateralized Debt Obligation (“CDO”) Securities	12,499	142,018
High-Yield CMBS Certificates	3,664	51,204
Real Estate Equity Investments	4,300	5,098

Total	$344,371	$765,827

At June 30, 2008, Centerline’s Commercial Real Estate Group’s AUM was $4.6 billion, an increase of 181.7% over AUM as of June 30, 2007.

Portfolio Management

As of June 30, 2008, Centerline serviced a primary loan portfolio of approximately $25.0 billion, a decrease of 20.8% from the June 30, 2007 level.  The decline in the servicing portfolio is primarily a result of declining securitization activity resulting from disruption in the credit markets which reduced our volume of pre-securitization servicing.

In addition, Centerline is the named special servicer on a portfolio of over $116.5 billion of CMBS, a decrease of 0.6% from the June 30, 2007 level. The decline was due to a net change inclusive of payoffs over the period June 30, 2007 to June 30, 2008, and new deals completed during the second half of 2007.

Credit Risk Products

	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
	(in thousands)
Revenue Bond Securitizations	$—	$—
Other Credit Enhancements (1)	$—	$68,400

Total	$—	$68,400
(1) Relates to credit default swaps for LIHTC Fund Partnerships.

Assets Under Management

As of June 30, 2008 and 2007, Centerline’s AUM consisted of the following:

(in millions)	2008	2007	% change
Commercial Real Estate
CMBS Funds	$1,475.4	$890.1	65.8%
High-Yield Debt Investment Entities	535.7	462.3	15.9
Joint Venture Equity Funds(1)	221.6	220.0	0.7
CDO Collateral Management(2)	1,429.1	—	—
Third Party Commercial Loan Portfolio(3)	767.8	—	—
Affordable Housing
LIHTC Funds	9,816.4	8,900.0	10.3
Total	$14,246.0	$10,472.0	36.0%

(1)	American Mortgage Acceptance Company and Centerline Real Estate Special Situations Mortgage Fund LLC (“CRESS”).
(2)	Excludes $270.9 million of securities owned by CRESS which are included in the High-Yield Debt Investment entities total above.
(3)	Centerline is earning asset management and other fees on a $767.8 million portfolio of commercial real estate loans owned by Nomura.

Management Conference Call

Management will conduct a conference call today, August 7, 2008, at 10:00 a.m. Eastern Time to review the Company’s second quarter financial results for the period ended June 30, 2008.  Investors, brokers, analysts and shareholders wishing to participate should call (877) 741-4242. A webcast of the presentation will be available live and can be accessed through the Company's website, www.centerline.com. To listen to the presentation via webcast, please go to our website's "Investor Relations" section at least 15 minutes prior to the start of the presentation.  For interested individuals unable to join the conference call, a replay of the call will be available through Tuesday, August 12, 2008 at (888) 203-1112 (Passcode 9648341) or on our website.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which is available in the Investor Relations section of the Centerline website at www.centerline.com.

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About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (NYSE:CHC), is an alternative asset manager focused on real estate funds and financing.  As of June 30, 2008, Centerline had more than $14.2 billion of assets under management.  Centerline is headquartered in New York, New York and has nearly 475 employees in nine offices throughout the United States. For more information, please visit Centerline's website at http://www.centerline.com or contact the Corporate Communications Department directly at (800) 831-4826.

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CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

	June 30, 2008
(in thousands)	As Reported	Consolidated Partnerships	Mortgage Revenue Bonds	As Adjusted(1)

Assets
Cash and cash equivalents (including restricted cash)	$148,102	$—	$—	$148,102
Investments
Available for sale	718,626	424,570	(405,458)	737,738
Equity method	39,174	—	—	39,174
Other	136,427	1,530	(6,706)	131,251
Investments in and loans to affiliates	99,080	93,784	—	192,864
Goodwill and other intangible assets, net	500,886	—	743	501,629
Deferred costs and other assets, net	125,765	8,474	(8,791)	125,448
Investments held by Consolidated Partnerships	5,952,427	(5,952,427)	—	—
Other assets of Consolidated Partnerships	1,097,996	(1,097,996)	—	—
Total Assets	$8,818,483	$(6,522,065)	$(420,212)	$1,876,206
Liabilities and Equity
Liabilities
Notes payable	$410,369	$—	$—	$410,369
Financing arrangements and secured financing	479,591	—	(416,834)	62,757
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	—	—	273,500
Accounts payable, accrued expenses and other liabilities	233,551	—	(3,866)	229,685
Liabilities of Consolidated Partnerships	2,946,121	(2,946,121)	—	—
Total Liabilities	4,343,132	(2,946,121)	(420,700)	976,311
Mezzanine Equity
Minority interests in consolidated subsidiaries	159,593	—	—	159,593
Preferred shares of subsidiary (not subject to mandatory repurchase)	104,000	—	—	104,000
Redeemable securities	324,623	—	—	324,623
Partners' interests in Consolidated Partnerships	3,840,342	(3,840,342)	—	—
Total Mezzanine Equity	4,428,558	(3,840,342)	—	588,216
Total Shareholders' Equity	46,793	264,398	488	311,679
Total Liabilities and Equity	$8,818,483	$(6,522,065)	$(420,212)	$1,876,206

(1)	Adjusted to exclude Consolidated Partnerships and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
  (unaudited)

	December 31, 2007
(in thousands)	As Reported	Consolidated Partnerships	Mortgage Revenue Bonds	As Adjusted(1)

Assets
Cash and cash equivalents (including restricted cash)	$169,659	$-	$-	$169,659
Investments		-	-
Available for sale	938,378	396,889	(522,434)	812,833
Equity method	38,761	-	-	38,761
Other	182,277	1,530	(6,425)	177,382
Investments in and loans to affiliates	107,175	68,459	-	175,634
Goodwill and other intangible assets, net	504,273	-	1,001	505,274
Deferred costs and other assets, net	141,026	6,126	(7,600)	139,552
Investments held by Consolidated Partnerships	6,375,126	(6,375,126)	-	-
Other assets of Consolidated Partnerships	1,033,115	(1,033,115)	-	-
Total Assets	$9,489,790	$(6,935,237)	$(535,458)	$2,019,095
Liabilities and Equity
Liabilities
Notes payable	$505,888	$-	$-	$505,888
Financing arrangements and secured financing	562,502	-	(548,227)	14,275
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	-	-	273,500
Accounts payable, accrued expenses and other liabilities	312,838	34	(536)	312,336
Liabilities of Consolidated Partnerships	3,160,954	(3,160,984)	30	-
Total Liabilities	4,815,682	(3,160,950)	(548,733)	1,105,999
Mezzanine Equity
Minority interests in consolidated subsidiaries	176,716	-	-	176,716
Preferred shares of subsidiary (not subject to mandatory repurchase)	104,000	-	-	104,000
Redeemable securities	69,888	-	-	69,888
Partners' interests in Consolidated Partnerships	3,782,912	(3,782,912)	-	-
Total Mezzanine Equity	4,133,516	(3,782,912)	-	350,604
Total Shareholders' Equity	540,592	8,625	13,275	562,492
Total Liabilities and Equity	$9,489,790	$(6,935,237)	$(535,458)	$2,019,095

(1) Adjusted to exclude Consolidated Partnerships and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

(in thousands, except per share data)	Three Months Ended June 30,
	2008			2007
	As Reported	Adjustments(1)	As Adjusted(1)	As Reported	Adjustments(1)	As Adjusted(1)
Revenues:
Interest income	$27,176	7,010	$34,186	$53,240	4,174	$57,414
Fee Income	14,874	11,622	26,496	18,225	13,600	31,825
Other (2)	3,663	782	4,445	2,842	1,119	3,961
Revenues of Consolidated Partnerships	84,061	(84,061)	-	60,757	(60,757)	-
Total revenues	129,774	(64,647)	65,127	135,064	(41,864)	93,200
Expenses:
Interest	10,930	-	10,930	33,966	-	33,966
Interest and other expenses of Consolidated Partnerships	74,294	(74,294)	-	53,531	(53,531)	-
General and administrative:
Salaries and benefits	24,070		24,070	27,028		27,028
Other	19,155		19,155	15,010		15,010
Total general and administrative expenses	43,225		43,225	42,038		42,038
Depreciation and amortization	11,446	-	11,446	10,594		10,594
Impairment of assets	13,417	-	13,417	2,938		2,938
Total expenses	153,312	(74,294)	79,018	143,067	(53,531)	89,536
(Loss) income before other (loss) income	(23,538)	9,647	(13,891)	(8,003)	11,667	3,664
Equity and other (loss) income	(484)	4,580	4,096	(154)	3,213	3,059
Repayment of mortgage revenue bonds and sale of other assets	5,965		5,965	1,209		1,209
Loss on investments held by Consolidated Partnerships	(72,521)	72,521	-	(82,896)	82,896	-
Loss allocated to preferred shares and minority interests, net of tax	1,456		1,456	(3,265)		(3,265)
Loss allocated to partners of Consolidated Partnerships, net	86,748	(86,748)	-	97,776	(97,776)	-
Income (loss) before income taxes	(2,374)	-	(2,374)	4,667	-	4,667
Income tax benefit	45		45	313		313
Net(loss) income	$(2,329)	$-	$(2,329)	$4,980	$-	$4,980
Dividends for preferred and redeemable securities	(5,448)		(5,448)	(1,188)		(1,188)
Effect of redeemable share conversions	(2,100)		(2,100)	-		-
Net (loss) income for earnings per share calculations	$(9,877)	$-	$(9,877)	$3,792	$-	$3,792
Net (loss) income per share:
Basic	$(0.19)		$(0.19)	$0.07		$0.07
Diluted (3)	$(0.19)		$(0.19)	$0.06		$0.06
Weighted average shares outstanding:
Basic	51,725		51,725	57,219		57,219
Diluted (3)	51,725		51,725	58,393		58,393

(1) Adjusted to exclude Consolidated Partnerships.
(2) Includes prepayment penalties, expense reimbursements and other revenues.
(3)    Dilutive securities include share options and restricted common shares granted to employees. Common share equivalent of Preferred Shares and Subsidiary Equity units are not included as their effect is anti-dilutive. In accordance with accounting rules, no common share equivalents are included in the diluted share calculations for a period when there is a net loss after dividends for the Preferred Shares.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

(in thousands, except per share data)	Six Months Ended June 30,
	2008			2007
	As Reported	Adjustments(1)	As Adjusted(1)	As Reported	Adjustments(1)	As Adjusted(1)
Revenues:
Interest income	$53,292	14,185	$67,477	$102,860	9,521	$112,381
Fee Income	32,034	24,411	56,445	34,609	24,343	58,952
Other (2)	5,807	1,607	7,414	5,255	2,457	7,712
Revenues of Consolidated Partnerships	172,828	(172,828)	-	109,505	(109,505)	-
Total revenues	263,961	(132,625)	131,336	252,229	(73,184)	179,045
Expenses:
Interest	42,803	-	42,803	67,192	-	67,192
Interest and other expenses of Consolidated Partnerships	141,044	(141,044)	-	101,479	(101,479)	-
General and administrative:
Salaries and benefits	50,801		50,801	63,888		63,888
Other	36,326		36,326	34,673		34,673
Total general and administrative expenses	87,127		87,127	98,561		98,561
Depreciation and amortization	23,347	-	23,347	21,692		21,692
Impairment of assets	21,440	-	21,440	19,385		19,385
Total expenses	315,761	(141,044)	174,717	308,309	(101,479)	206,830
Loss before other (loss) income	(51,800)	8,419	(43,381)	(56,080)	28,295	(27,785)
Equity and other (loss) income	(2,379)	11,944	9,565	(404)	10,281	9,877
Repayment of mortgage revenue bonds and sale of other assets	795		795	3,588		3,588
Loss on investments held by Consolidated Partnerships	(167,322)	167,322	-	(140,311)	140,311	-
Loss allocated to preferred shares and minority interests, net of tax	10,057		10,057	1,296		1,296
Loss allocated to partners of Consolidated Partnerships, net	187,685	(187,685)	-	178,887	(178,887)	-
Loss before income taxes	(22,694)	-	(22,964)	(13,024)	-	(13,024)
Income tax (provision) benefit	(1,004)		(1,004)	3,259		3,259
Net loss	$(23,968)	$-	$(23,968)	$(9,765)	$-	$(9,765)
Dividends for preferred and redeemable securities	(10,467)		(10,467)	(2,376)		(2,376)
Effect of redeemable share conversions	(14,020)		(14,020)	-		-
Net loss for earnings per share calculations	$(48,455)	$-	$(48,455)	$(12,141)	$-	$(12,141)
Net loss per share:
Basic	$(0.93)		$(0.93)	$(0.21)		$(0.21)
Diluted (3)	$(0.93)		$(0.93)	$(0.21)		$(0.21)
Weighted average shares outstanding:
Basic	51,857		51,857	57,586		57,586
Diluted (3)	51,857		51,857	57,586		57,586

(1) Adjusted to exclude Consolidated Partnerships.
(2) Includes prepayment penalties, expense reimbursements and other revenues.
(3)    Dilutive securities include share options and restricted common shares granted to employees.  Common share equivalent of Preferred Shares and Subsidiary Equity units are not included as their effect is anti-dilutive.  In accordance with accounting rules, no common share equivalents are included in the diluted share calculations for a period when there is a net loss after dividends for the Preferred Shares.

Reconciliation of Net Income to Adjusted Earnings Per Share (“Adjusted EPS”)(2)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2008	2007	2008	2007
Net (loss) income	$(2,329)	$4,980	$(23,968)	$(9,765)
Amortization of acquired intangible assets, net of minority interests	2,492	2,672	4,968	5,349
Amortization of acquisition related share-based compensation, net of minority interests	373	3,338	1,774	6,684
Adjusted Net Income (Loss) (2)	$536	$10,990	$(17,226)	$2,268
Adjusted Net (Loss) (excluding certain non-cash items)(2)(3)	$(3,763)	$11,502	(2,549)	18,917
Adjusted EPS (diluted)(2)	$(0.14)	$0.17	$(0.80)	$--
Adjusted EPS (diluted) (excluding certain non-cash items)(2)(3)	$(0.18)	$0.18	$(0.25)	$0.28

(1)    Centerline Holding Company’s earnings results include the results of LIHTC Fund Partnerships consolidated pursuant to FASB Interpretation 46 ( R ) or similar accounting pronouncements, as well as other LIHTC Fund and Property Partnerships we control, but in which we have little or no equity interest. As Centerline has virtually no equity interest in these partnerships, the net losses generated by them were allocated almost entirely to their investors. The consolidation of these partnerships, therefore, has an insignificant impact on net income, although certain Centerline revenues are eliminated in consolidation and revenues and expenses of the consolidated partnerships are reflected in the income statement. We act as a general partner of the CMBS Fund and Direct Loan Fund Partnerships we sponsor and own a portion of the funds.  Adjusted equity income includes our proportionate share of the profits as well as other allocations for general partner services. The adjusted figures presented are not in accordance with generally accepted accounting principles ("GAAP") but are presented for the purpose of comparability.

(2)      We utilize Adjusted Net Income (Loss) (on a segment basis) and adjusted earnings per share (“Adjusted EPS”) (on a consolidated basis) for purposes of measuring performance and capital allocation. Adjusted EPS is presented to assist investors in analyzing our performance. It is helpful as it excludes various items included in net income (loss) that are not indicative of the operating performance. We define Adjusted Net Income (Loss) or Adjusted EPS as net income (loss) or EPS computed pursuant to GAAP and adjusted for non-cash amortization of acquired intangible assets and acquisition related, share-based compensation.  There is no generally accepted accounting method for computing Adjusted Net Income (Loss) and Adjusted EPS and our computation may not be comparable to similar measurements reported by other companies.  For further information, see Note 19 to our condensed consolidated financial statements included in our Form 10-Q for the period ended March 31, 2008.

(3)       See Selected Financial Data for a description of the non-cash items and their impact on earnings per share.

Certain non-cash items – EPS Impact (1)

(in thousands, except per share data)	Three Months Ended June 30,
	2008		2007
		EPS Impact (diluted)		EPS Impact (diluted)
Income from free-standing derivatives	$15,479	$0.30	$1,577	$0.03
Loss on impairment of assets	(13,417)	(0.26)	(2,938)	(0.05)
Equity losses in affiliate	(288)	(0.01)	-	-
Gain (loss) associated with sales of investments	4,441	0.09	-	-
Reserves on Partnership advances	(211)	-	639	0.01
Minority interest impact of above items	(1,705)	(0.03)	210	-
Net income impact	$4,299		$(512)
Effect of redeemable share conversions	$(2,100)	(0.04)	$-	-
		$0.04		$(0.01)

	Six Months Ended June 30,
	2008		2007
		EPS Impact (diluted)		EPS Impact (diluted)
Income from free-standing derivatives	$6,530	$0.13	$887	$0.02
Loss on impairment of assets	(21,440)	(0.41)	(19,385)	(0.33)
Equity losses in affiliate	(2,282)	(0.04)	-	-
Gain (loss) associated with sales of investments	(2,831)	(0.05)	-	-
Reserves on Partnership advances	(337)	(0.01)	(4,847)	(0.08)
Minority interest impact of above items	5,683	0.11	6,696	0.11
Net income impact	$(14,677)		$(16,649)
Effect of redeemable share conversions	$(14,020)	(0.27)	$-	-
		$(0.55)		$(0.28)

(1)     For a detailed description of these items, refer to the Company's Form 10-Q.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, adverse changes in real estate markets, general economic and business conditions; adverse changes in credit markets and risks  related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss from direct and indirect investments in commercial mortgage-backed securities and collateralized debt obligations; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.